As filed with the Securities and Exchange Commission on March 16, 2009
SEC File No. 333-103939

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
FORM S-8/A
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

Jones Soda Co.
(Exact name of registrant as specified in its charter)

State of Washington (State of Incorporation)	91-1696175 (IRS Employer Identification No.)
234 Ninth Avenue North
Seattle, Washington 98109
(Address and zip code of principal executive offices)
Jones Soda Co. 2002 Stock Option and Restricted Stock Plan
(Full title of the plan)
Michael R. O’Brien, Chief Financial Officer
234 Ninth Avenue North
Seattle, Washington 98109.
(206) 624-3357
(Name, address and telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE
     Jones Soda Co., a Washington corporation (the “Registrant”), is filing this Post-Effective Amendment No. 1 to its registration statement on Form S-8/A (the “Registration Statement”), originally filed on March 20, 2003, for the purpose of describing certain amendments to the Jones Soda Co. 2002 Stock Option and Restricted Stock Plan (the “2002 Plan”).
     On March 27, 2006, our Board of Directors approved an amendment to increase the maximum number of shares available under the 2002 Plan to 4,500,000 shares and to eliminate the automatic yearly increase feature of the 2002 Plan. This amendment was approved by our shareholders on May 18, 2006. Subsequently, on April 12, 2007, our Board of Directors approved additional amendments to the 2002 Plan, primarily to provide for grants of restricted stock awards to our directors, officers, employees and consultants. These amendments were approved by our shareholders on May 31, 2007.
     The 2002 Plan, as amended, has been renamed the “2002 Stock Option and Restricted Stock Plan.” A copy of the 2002 Plan, as amended, is included with this Post-Effective Amendment as Exhibit 99.1.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The Company will send or give documents containing the information specified in Part I of Form S-8 to employees as specified by the Securities and Exchange Commission Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the instructions to Form S-8, the Company is not required to file these documents with the Securities and Exchange Commission either as part of the Registration Statement or as prospectuses or prospectus supplements under Rule 424 of the Securities Act.
PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference in Post-Effective Amendment No. 1 to the Registration Statement:
(1)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008, filed on March 16, 2009;

(2)	The Registrant’s Current Report on Form 8-K/A dated January 7, 2009 and on Form 8-K dated March 12, 2009;

(3)	The description of the Registrant’s common stock contained in the Registration Statement on Amendment No. 1 on Form 8-A/A filed on March 20, 2003, pursuant to Section 12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.
     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof (and that are filed prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or deregisters all securities remaining unsold) shall also be deemed to be incorporated by reference into the Registration Statement and to be a part thereof commencing on the respective dates on which such documents are filed.
     Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of the Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     Section 23B.08.320 of the Washington Business Corporation Act (the “Washington Act”) authorizes a corporation to eliminate or limit a director’s personal liability to the corporation or its shareholders for monetary damages for conduct as a director, provided that such provisions shall not eliminate or limit the liability of a director for acts or omissions that involve intentional misconduct by a director or a knowing violation of law by a director or approving illegal distributions, or any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.
     Article VI of the Registrant’s Articles of Incorporation contains provisions implementing, to the fullest extent permitted by the Washington Act, such limitations on a director’s liability to the Registrant and its shareholders.
     Sections 23B.08.500 through 23B.08.600 of the Washington Act authorize a court to award, or a corporation’s board of directors to grant, subject to certain limitations, indemnification to its directors and officers against liability and reasonable expenses incurred in defending litigation against them in their capacities as directors and officers. This indemnity to directors and officers is sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. Under the Washington Act, a corporation has the power to indemnify a director or officer made a party to a proceeding, or advance or reimburse expenses incurred in a proceeding, under any circumstances, except that no such indemnification shall be allowed on account of: (i) acts or omissions of a director or officer finally adjudged to be intentional misconduct or a knowing violation of the law; (ii) conduct of a director or officer finally adjudged to be an unlawful distribution; or (iii) any transaction with respect to which it was finally adjudged that such director or officer personally received a benefit in money, property or services to which the director or officer was not legally entitled.
     Article IX of the Registrant’s Bylaws (the “Bylaws”) provides that the Registrant shall indemnify, subject to certain limitations, any person who was or is a party or is threatened to be made a party to proceeding, whether or not brought by or in the right of the Registrant, by reason of the fact that such person is or was a director or officer of the Registrant, against liability and reasonable expenses incurred by the director or officer in connection with such proceeding. Any indemnification under the Registrant’s Bylaws, unless ordered by a court or advanced by the Registrant in the manner described below, must be made by the Registrant only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances. The determination must be made by one of the following: (a) by the board of directors of the Registrant by majority vote of a quorum consisting of directors who were not parties to the proceeding; (b) if a quorum of the board cannot be obtained, by majority vote of a committee designated by the board of directors, which committee shall consist solely of two or more directors who were not parties to the proceeding; (c) by special legal counsel selected by the board of directors of Registrant; or (d) by the shareholders. Reasonable expenses incurred by a director or officer may also be advanced by or reimbursed by the Registrant in advance of the final disposition of the proceeding and in advance of any determination and authorization of indemnification.
     The Registrant has obtained and maintains a standard form directors’ and officers’ liability insurance policy insuring its directors and officers against certain liabilities for certain acts or omissions while acting in their official capacity, including liability under the Securities Act of 1933, as amended. The above discussion of the Washington

Act, the Bylaws and the Articles is not intended to be exhaustive and is qualified in its entirety by reference to such statute, the Bylaws and the Articles.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.

Exhibit
Number		Description
5.1	(1)	Opinion of Cairncross & Hempelmann, P.S.

23.1	**	Consent of Deloitte & Touche, LLP, independent registered public accounting firm

23.2	**	Consent of KPMG LLP, independent registered public accounting firm

23.3	(1)	Consent of Cairncross & Hempelmann, P.S. (contained in the opinion previously filed as Exhibit 5.1)

24.1		Power of Attorney (included on the signature page of this Post Effective Amendment)

99.1	**	2002 Stock Option and Restricted Stock Plan

**	Filed herewith

(1)	Previously filed as an exhibit to, and incorporated herein by reference from, the Registrant’s registration statement on Form S-8 (File No. 333-103939), filed on March 20, 2003.
Item 9. Undertakings.
A. The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registrant Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) For the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on March 16, 2009.

JONES SODA CO.
By:	/s/ Stephen C. Jones
Stephen C. Jones
Chief Executive Officer

POWER OF ATTORNEY
     Each person whose individual signature appears below hereby authorizes and appoints Stephen C. Jones and Michael R. O’Brien, and each of them, with full power of substitution and resubstitution and full power to act without the others, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to the Registration Statement, including any and all post-effective amendments and amendments thereto, and any registration statement relating to the same offering as the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities indicated below on the dates indicated.

Signature	Capacities	Date

/s/ Stephen C. Jones	Chief Executive Officer and Director	March 16, 2009
Stephen C. Jones	(Principal Executive Officer)

/s/ Michael R. O’Brien	Chief Financial Officer	March 16, 2009
Michael R. O’Brien	(Principal Financial Officer and Principal Accounting Officer)

/s/ Jonathan J. Ricci	Chief Operating Officer and Director	March 16, 2009
Jonathan J. Ricci

/s/ Richard S. Eiswirth, Jr.	Director	March 16, 2009
Richard S. Eiswirth, Jr.

/s/ Michael M. Fleming	Director	March 16, 2009
Michael M. Fleming

/s/ Matthew K. Kellogg	Director	March 16, 2009
Matthew K. Kellogg.

/s/ Susan A. Schreter	Director	March 16, 2009
Susan A. Schreter

/s/ Peter M. van Stolk	Director	March 16, 2009
Peter M. van Stolk

/s/ Mills A. Brown	Director	March 16, 2009
Mills A. Brown

INDEX TO EXHIBITS

Exhibit
Number		Description
5.1	(1)	Opinion of Cairncross & Hempelmann, P.S.

23.1	**	Consent of Deloitte & Touche, LLP, independent registered public accounting firm

23.2	**	Consent of KPMG LLP, independent registered public accounting firm

23.3	(1)	Consent of Cairncross & Hempelmann, P.S. (contained in the opinion previously filed as Exhibit 5.1)

24.1		Power of Attorney (included on the signature page of this Registration Statement)

99.1	**	2002 Stock Option and Restricted Stock Plan

**	Filed herewith

(1)	Previously filed as an exhibit to, and incorporated herein by reference from, the Registrant’s registration statement on Form S-8 (File No. 333-103939), filed on March 20, 2003.